SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                   FORM 8-K/A No.1

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):                October 17, 1995


                         GENERAL PUBLIC UTILITIES CORPORATION
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-6047               13-5516589

          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          100 Interpace Parkway, Parsippany,  New Jersey         07054

          (Address of principal executive offices)           (Zip Code)




        Registrant's telephone number, including area code: (201) 263-6500





        ITEM 5.   OTHER EVENTS

                  Item  5 of the Form  8-K dated October 17,  1995 ("Form 8-

        K") is amended in its entirety to read as follows:

                  As  previously reported, as a result of  the 1979 accident at  Unit No.2 of  the Three  Mile Island  Nuclear Generating Station

        (TMI-2) and  its aftermath, individual  claims for alleged  personal injury (including claims  for punitive damages), which are  material in  amount, have  been  asserted against  General  Public  Utilities

        Corporation  ("Corporation")  and  Jersey  Central  Power  &   Light

        Company,  Metropolitan  Edison  Company  and  Pennsylvania  Electric

        Company ("Subsidiaries").   Approximately 2,100  of such claims  are

        pending in the United States District  Court for the Middle District

        of Pennsylvania. At  the time of  the accident, as  provided for  in

        the   Price-Anderson  Act  (which,  among   other  things,  provides

        liability  limitations for  accidents involving  commercial  nuclear reactors), the Subsidiaries had (i) primary financial protection  in the form  of insurance policies  with groups  of insurance companies providing an  aggregate of $140 million  of primary  coverage,  (ii)

        secondary  financial protection  in the  form of  private  liability insurance under an industry retrospective rating plan providing  for up to  an aggregate of  $335 million in  premium charges  under such plan and  (iii) an  indemnity agreement  with the  NRC for up  to an aggregate of  $85 million, bringing the total primary, secondary and tertiary financial protection  up to an  aggregate of  $560 million.

        Under  the  secondary  level,  the Subsidiaries  are  subject  to  a retrospective  premium charge  on a  pro  rata  basis, which  in the aggregate will  not exceed  $15 million,  as their  portion of  this

        level  of financial protection.   In  March 1994,  the defendants in






        the  TMI-2 litigation  and  the  insurers agreed  that the  insurers would  withdraw their  reservation of  rights  with respect  to  any award of punitive damages.

              On October 17, 1995,  the U. S. Court of Appeals for the Third

        Circuit ruled that the federal Price-Anderson Act provides  coverage under  its primary  and secondary  levels  for  punitive as  well as compensatory  damages,  but  that  punitive  damages  could  not  be recovered against the Federal Government which, as described  above,

        provides the third level of financial  protection. In so doing,  the

        Court referred to the "finite fund"  to which plaintiffs must resort to get compensatory as well as punitive damages.

              The  Court of Appeals, in  a related action,   also found that

        the  standard of  care owed  by the  defendants to  a  plaintiff was determined by  the specific  level of  radiation which was  released into the environment, as measured at  the site boundary, rather than as measured  (as the GPU defendants  proposed) at  the specific site

        where the plaintiff was  located at the time  of the accident.   The

        Court  also   held,  however,   that  each   plaintiff  still   must

        demonstrate exposure to  radiation released during the TMI  accident and that such exposure had resulted in their injuries.

             The  GPU defendants  believe that  any liability  to which they might  be subject  by reason of  the TMI-2 accident  and these Third

        Circuit decisions will  not exceed their financial protection  under

        the  Price-Anderson Act.   A trial  of ten  allegedly representative

        cases is scheduled to begin in June 1996.

                  A copy of a related news  release is annexed as an exhibit to the Form 8-K.






                                     SIGNATURE

                  PURSUANT TO THE  REQUIREMENTS OF  THE SECURITIES  EXCHANGE

        ACT  OF 1934,  THE  REGISTRANT  HAS DULY  CAUSED THIS  REPORT  TO BE

        SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                      GENERAL PUBLIC UTILITIES CORPORATION


                                      By:
                                           T. G. Howson, Vice President
                                           and Treasurer


        Date:  October 27, 1995